Exhibit 10.96
                              TRANSACTION AGREEMENT

         THIS TRANSACTION AGREEMENT (THIS "AGREEMENT") IS MADE THIS 29TH DAY OF SEPTEMBER, 1999, BETWEEN TELOS CORPORATION, a MARYLAND CORPORATION ("TELOS") AND ENTERWORKS, INC., a Delaware corporation ("Enterworks").

                                 R E C I T A L S

         WHEREAS, to finance the start up and operations of Enterworks, Telos has loaned Enterworks approximately $30,000,000 as of the date hereof, and presently intends to continue to fund the operations of Enterworks in the ordinary course until the closing of the minimum amount offered in the currently proposed private placement (the "Private Placement") of up to $25,000,000 in common stock of the Company, par value $.01 per share (the "Company Stock") by Deutsche Banc Alex. Brown (the "Placement Agent");

         WHEREAS, Board of Directors of Enterworks, upon the advice of the Placement Agent, has determined that it is necessary to restructure Enterworks' balance sheet to provide for the forgiveness of the amounts loaned to Enterworks by Telos through the date (the "Cancellation Date") of the closing of the minimum amount in connection with the Private Placement (the "Telos Shareholder Loan Amount") as provided herein; and

         WHEREAS, as part of the general restructuring of the balance sheet of Enterworks in anticipation of the Private Placement, Enterworks has agreed to issue Telos 4,000,000 shares of common stock, par value $.01 per share ("Common Stock") pursuant to the terms of this Agreement;

         WHEREAS, Telos desires to contribute 1,000,000 shares of Enterworks Common Stock owned by Telos to the capital of Enterworks for issuance to certain members of management of Telos (the "Grantees") upon exercise of options to be granted pursuant to Enterworks 1996 Stock Option Plan;

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION ONE. ____BACKGROUND OF AGREEMENT. The agreements set forth in Sections 2, 3 and 4 below are entered into as part of a general restructuring of the balance sheet of Enterworks upon the advice of the Placement Agent in order to permit the successful offering of Common Stock in the Private Placement which may alleviate the cash flow drain on Telos in connection with the funding of Enterworks by Telos and provide Enterworks with the ability to seek additional sources of funding other than Telos from and after the Private Placement.

SECTION TWO.______CANCELLATION OF INDEBTEDNESS. Telos hereby agrees, with effect from Cancellation Date, to forgive and cancel the Telos Shareholder Loan Amount on the Cancellation Date in the event Enterworks receives at least the minimum offering amount in connection with the Private Placement on such date.

SECTION THREE.____SHARE ISSUANCE TO TELOS. Enterworks agrees to issue Telos, with effect from the Cancellation Date, on the Cancellation Date, 4,000,000 shares of Common Stock, such shares upon issuance to be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

SECTION FOUR._____SHARE TRANSFER TO ENTERWORKS. Telos agrees to immediately transfer to Enterworks 1,000,000 shares of Common Stock, for the purpose of reserving such shares for issuance upon exercise of options granted to the Grantees pursuant to the Enterworks 1996 Stock Option Plan.

SECTION FIVE._____CONTINUED FUNDING. Telos' present intention is to continue to fund Enterworks in the ordinary course from the date hereof until the first closing in connection with the Private Placement in order to facilitate a successful consummation of the Private Placement; provided, however, that circumstances may require Telos to discontinue such funding upon written notice to Telos.

SECTION SIX.______GENERAL. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended except by written instrument executed by the parties hereto, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Recitals set forth above shall be deemed to be a substantive part of this Agreement and may be used to construe and interpret the terms hereof.

SECTION SEVEN.____GOVERNING LAW. All Questions Concerning the Construction, Validity, Interpretation or Subject Matter of This Agreement Will be Governed by and Construed in Accordance the Internal Law, and Not the Law of Conflicts, of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            TELOS CORPORATION

                                       By: /s/ William L.P. Brownley
                                       Name:   William L.P. Brownley
                                       Title:  Vice President/General Counsel

                                            ENTERWORKS, INC.

                                       By: /s/ Dee Ann Revere
                                       Name:   Dee Ann Revere
                                       Title:  Vice President/General Counsel